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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 2001 included in Inrange Technologies Corporation and subsidiaries Form 10-K for the year ended December, 31 2000 and to all references to our Firm included in this registration statement.


                                            /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
      April 19, 2001